Exhibit 10.10

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE FOOT LOCKER 2007 STOCK INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (this “Agreement”) is made under the Foot Locker 2007 Stock Incentive Plan (the “Plan”), as of __________, by and between Foot Locker, Inc., a New York corporation, with its principal office located at 330 West 34th Street, New York, New York 10001 (the “Company”), and __________ (the “Non-Employee Director”).

1.Grant of RSUs.  Effective __________ (the “Date of Grant”), the Board of Directors of the Company granted the Non-Employee Director an award of __________ restricted stock units (“RSUs”) under the Plan, subject to the terms of the Plan and the restrictions set forth in this Agreement.  The RSUs granted to the Non-Employee Director are considered “Other Stock-Based Awards” under the Plan.  Each RSU represents the right to receive one share of the Company's Common Stock, par value $.01 per share (“Common Stock”), upon the satisfaction of the terms and conditions set forth in this Agreement and the Plan.

2.Vesting and Delivery

(a)The RSUs shall be payable in stock on __________ (the “Vesting Date”) provided you are a non-employee director of the Company on such date.  Subject to the terms of this Agreement and the Plan, __________ shares of Common Stock shall be delivered to the Non-Employee Director on such date as described below.  Notwithstanding the foregoing, if the RSUs have been deferred in accordance with an individual election made in compliance with Code Section 409A, the RSUs, to the extent vested, shall be paid in accordance with such election.

(b)Other than as may be provided for herein, there shall be no proportionate or partial vesting in the periods prior to the Vesting Date.

(c)Subject to Section 4, when the RSUs become payable, the Company shall issue and deliver to the Non-Employee Director shares of the Company's Common Stock.

(d)In addition, all RSUs shall become immediately vested upon any Change in Control as defined in Appendix A hereto.

3.Adjustments.  In the event of any stock dividend, split up, split-off, spin-off, distribution, recapitalization, combination, or exchange of shares, merger, consolidation, reorganization or liquidation or the like, the Board of Directors shall adjust this RSU award in accordance with the terms of the Plan consistent with any distribution or adjustment being made with respect to shares of Common Stock.  In any such event, the determination made by the Board of Directors shall be conclusive.  In the event of any such adjustment, the adjusted award shall be subject to the same vesting schedule as the RSUs, as set forth in Section 2(a).

4.Delivery Delay.  Notwithstanding anything herein, the delivery of any shares of Common Stock for vested RSUs may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.

5.Restriction on Transfer of RSUs.  The Non-Employee Director shall not sell, negotiate, transfer, pledge, hypothecate, assign, or otherwise dispose of the RSUs.  Any attempted sale, negotiation, transfer, pledge, hypothecation, assignment, or other disposition of the RSUs in violation of the Plan or this Agreement shall be null and void.

6.Miscellaneous.

6.1This Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective heirs, legal representatives, successors, and assigns.

6.2This Agreement constitutes the entire agreement between the parties and cannot be changed or terminated orally.  No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

6.3This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

6.4The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

6.5This Agreement is subject, in all respects, to the provisions of the Plan, and to the extent any provision of this Agreement contravenes or is inconsistent with any provision of the Plan, the provisions of the Plan shall govern.

6.6The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

6.7All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at, in the case of the Company, the address set forth at the heading of this

Agreement and, in the case of the Non-Employee Director, his or her principal residence address as shown in the records of the Company, or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to the General Counsel.

6.8This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

6.9Although the Company does not guarantee the tax treatment of the RSUs, this Agreement is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FOOT LOCKER, INC.

By:

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APPENDIX A

Change in Control

A Change in Control shall mean any of the following:

(A) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (B) below;

(B) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of the Company representing thirty-five percent (35%) or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any Person (other than the Company or any of its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock) acting in concert; or

(C) during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

This definition is intended to constitute a change in ownership or effective control of a corporation or change in the ownership of a substantial portion of the assets of a corporation, in each case, as defined under Code Section 409A, and shall be construed in a manner consistent with such intent.